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                                                                   Exhibit 4.3



                              AMENDMENT TO WARRANT
                     TO PURCHASE SHARES OF COMMON STOCK OF
                                CEMAX/ICON, INC.

     This Amendment ("Amendment") dated as of May 6, 1996, between CEMAX/ICON, INC., a California corporation (the "Company") and MINNESOTA MINING AND MANUFACTURING COMPANY ("3M") amends that certain Warrant dated June 14, 1995 by and between Minnesota Mining and Manufacturing Company and CEMAX/ICON, Inc. titled 'WARRANT To Purchase Shares of Common Stock of CEMAX/ICON, INC.".

     WHEREAS, the Company has previously issued to 3M a warrant exerciseable for 467,266 shares of Common Stock at a purchase price of Five Dollars and 50/100 ($5.50) per share (the "Warrant").

     WHEREAS, the Company and 3M desire to amend the terms of the Warrant as set forth below and 3M has agreed to exercise the Warrant as amended prior to September 30, 1996.

     NOW, THEREFORE, the Company and 3M agree as follows:

     1. The Warrant shall be exercisable for 467,266 shares of Series A Preferred Stock of the Company at a price of Four Dollars and 88/100 ($4.88) per share for a total exericse price of Two Million Two Hundred Eighty Thousand Sixty-two Dollars and 88/100 ($2,280,062.88).

     2. All other terms and conditions set forth in the Warrant shall remain in full force and effect.

     3. 3M agrees that it shall exercise in full the Warrant, as amended, by payment of the total purchase price of Two Million Two Hundred Eighty Thousand Sixty-two Dollars and 88/100 ($2,280,062.88) to the Company prior to September 30, 1996 in exchange for 467,266 shares of Series A Preferred Stock of the Company, provided that in the evnt the Company has undertaken an initial public offering of its securities which causes the Series A Preferred Stock of the Company to convert to Common Stock pursuant to the Company's Restated Articles of Incorporation prior to or simultaneous with the exercise of the Warrant, 3M shall receive 467,266 shares of Common Stock upon exercise of the Warrant.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

CEMAX/ICON Inc.                                  MINNESOTA MINING AND
                                                 MANUFACTURING COMPANY
By                                               By
Title                                            Title
Date                                             Date

                                   EXHIBIT B

     THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                                    WARRANT
                     To Purchase Shares of Common Stock of
                                CEMAX/ICON, INC.

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     THIS CERTIFIES that, for value received, the Minnesota Mining and
Manufacturing Company is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to May 1, 1995, but not thereafter, to subscribe for and purchase, from CEMAX/ICON, Inc., a California corporation (the "Company"), up to 467,266 fully paid and non-assessable shares of the Company's Common Stock ("Common Stock") at a purchase price (the "Purchase Price") of $5.50 per share. The number of shares for which this Warrant is exercisable and the period during which this Warrant is exercisable shall be subject to adjustment as provided herein.

1. TITLE OF WARRANT. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, referred to in Section 2 hereof, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

2. EXERCISE OF WARRANT. The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time before the close of business on May 1, 1995, subject to adjustment as hereinafter provided, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed at the office of the Company, in Santa Clara, California (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the Purchase Price for the shares thereby purchased (by cash or by check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the holder hereof, if any, at the time of exercise in an amount equal to the purchase price of the shares thereby purchased); whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

     Certificates for shares purchased hereunder shall be delivered to the holder hereof within a reasonable time, but not later than 10 days, after the date on which this Warrant shall have been exercised as aforesaid.

     If this Warrant is exercised with respect to less than all of the shares of Common Stock covered hereby, the holder hereof shall be entitled to receive a new Warrant, in this form, covering the number of shares of Common Stock with respect to which this Warrant shall not have been exercised.

     The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

4. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

5. NO RIGHTS AS SHAREHOLDERS. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

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6.   EXCHANGE AND REGISTRY OF WARRANT.  This Warrant is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange.

     The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

7. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

8. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

9. ADJUSTMENT. The number of shares for which this Warrant is exercisable and the time period for exercise are subject to adjustment from time to time as follows:

     (a) MERGER, SALE OF ASSETS, ETC. If at any time the Company proposes to consolidate with or merge with or sell or convey all or substantially all of its assets or stock to any other corporation, then the Company shall give the holder of this Warrant fifteen (15) days notice of the proposed effective date of such transaction and if the Warrant has not been exercised by the effective date of such transaction it shall terminate.

     (b) PUBLIC OFFERING. Upon the effectiveness of a Registration Statement under the Securities Act of 1933, as amended (the "Act"), covering any of the Company's securities (as that term is defined under the Act, as then in effect) the Company shall give the holder of this Warrant thirty
        (30) days notice of the proposed effective date of such Registration Statement and if the Warrant has not been exercised by the effective date of such Registration Statement it shall terminate.

     (c) RECLASSIFICATION, ETC. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

     (d) CASH DISTRIBUTIONS. No adjustment on account of cash dividends or interest on the Company's Common Stock or other securities purchasable hereunder will be made to the Purchase Price.

10. MISCELLANEOUS.

     (a) ISSUE DATE. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it has been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of California and for all purposes shall be construed in accordance with and governed by the laws of said state.

     (b) RESTRICTIONS. The holder hereof acknowledges that the Common Stock acquired upon the exercise of this Warrant shall have restrictions upon its resale imposed by state and federal securities laws.

     (c) AUTHORIZED SHARES. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to

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        provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant.

     (d) NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against impairment.

     (e)  NOTICES OF RECORD DATE.  In Case

        (a) the Company shall take a record of the holders of its Common Stock for the purposes of entitling them to receive any dividend (other than a cash dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares or stock of any class or any other securities or property, or to receive any other rights; or

        (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

        (c) of the voluntary or involuntary dissolution, liquidation, or winding-up of the Company;

        then, and in each such case, the Company will mail or cause to be mailed to holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the date therein specified.

     IN WITNESS WHEREOF, CEMAX/ICON, has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:

                                            CEMAX/ICON, INC.

                                            By:

                                            Title:

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                                ASSIGNMENT FORM

                   (To assign the foregoing warrant, execute this form and supply required information.
                   Do not use this form to purchase shares.)

     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to
                                  (Please Print)

whose address is .
                                                                       (Please
                                                                        Print)

Dated:  , 19  __ .

Holder's Signature:

Holder's Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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